SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

A.D.A.M., INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 13, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of A.D.A.M., Inc. to be held on May 22, 2007 at 1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia 30328-4696. The meeting will begin promptly at 9:00 a.m., local time, and we hope that it will be possible for you to attend in person.

The items of business are listed in the Notice of Annual Meeting and are more fully addressed in the Proxy Statement following the Notice.

Please date, sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend in person. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

On behalf of your Board of Directors, thank you for your continued support and interest in A.D.A.M., Inc.

Sincerely,

Mark B. Adams Secretary

Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope which does not require any postage if mailed in the United States. If you attend the meeting, you may revoke the proxy and vote your shares in person.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2007

The Annual Meeting of Shareholders of A.D.A.M., Inc. (the “Company”) will be held at 1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia 30328-4696, on Thursday, May 22, 2007 at 9:00 a.m., local time, for the following purposes:

(1)	To elect two directors to serve until the 2009 Annual Meeting of Shareholders; and

(2)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only the holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on March 30, 2007 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement thereof. A list of shareholders as of the close of business on March 30, 2007 will be available at the Annual Meeting of Shareholders for examination by any shareholder.

By Order of the Board of Directors,

Kevin S. Noland President and Chief Executive Officer

Atlanta, Georgia

April 13, 2007

A.D.A.M., INC.

1600 RiverEdge Parkway, Suite 100

Atlanta, Georgia 30328

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2007

The 2007 Annual Meeting of Shareholders of A.D.A.M., Inc. (the “Company”) will be held at 9:00 a.m. local time on May 22, 2007, at 1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders. The enclosed form of proxy is solicited by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are first being mailed to shareholders of the Company on or about April 13, 2007. The address of the principal executive offices of the Company is 1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia 30328.

Voting and Revocability of Proxies

When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein. In addition, if other matters come before the Annual Meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

Record Date and Ownership

Only shareholders of record as of the close of business on the record date of March 30, 2007 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 9,390,211 shares of common stock, $0.01 par value per share. Shareholders of record as of the close of business on March 30, 2007 are entitled to one vote for each share of common stock held. No cumulative voting rights are authorized and dissenters’ rights for shareholders are not applicable to the matters being proposed.

Quorum; Required Vote; Abstentions and Broker Non-Votes

The presence in person or by proxy of holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. With respect to any other matter that may properly come before the Annual Meeting, the approval of any such matter would require a greater number of votes cast in favor of the matter than the number of votes cast opposing such matter. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a “broker non-vote”). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have no effect on the outcome of any vote.

Expenses of Solicitation

The Company will bear the entire cost of the proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to shareholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names, which are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by use of telephone, email, telegram, facsimile or personal solicitation by the Company’s directors, officers or regular employees. No additional compensation will be paid for such services. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Costs for such services, if retained, will not be material.

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

The Board of Directors of the Company presently consists of five directors divided among three classes, with the directors in each class serving staggered three-year terms. The terms of two directors, Daniel S. Howe and Mark Kishel, M.D., will expire at the 2007 Annual Meeting of Shareholders. Mr. Howe and Dr. Kishel are standing for reelection to the Board of Directors. Both Messrs. Howe and Kishel will serve for a term of three years, ending in 2010, and until his successor is elected and qualified.

In the event that any director nominee below withdraws or for any reason is not able to serve as director, all proxies voted in favor of such nominee will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than two nominees. The Board of Directors recommends the election of the two nominees listed below. Management of the Company has no reason to believe that any nominee will not serve if elected.

The following persons have been nominated for election to the Board of Directors, to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and qualified:

Daniel S. Howe, age 47, has been a director of the Company since December 1996. Mr. Howe has served as the President of Howe Development, Inc., a real estate and investment company, since January 1990. Howe Development focuses on shopping centers, freestanding drug stores and other commercial development property in the Southeastern United States.

Mark Kishel, M.D., age 60, joined the Company’s Board of Directors in November 2001. Dr. Kishel has served as President and Chief Executive Officer of Emedicine Solutions, Inc. since March 2001. Prior to serving on the Board, Dr. Kishel was Executive Vice President and Chief Medical Officer for Blue Cross Blue Shield of Georgia from 1993 until its acquisition by Wellpoint in 2001. Dr. Kishel is a board certified pediatrician and a Fellow of the American Academy of Pediatrics. Over the years, has served in executive medical director roles for several national insurance carriers, including Travelers, HealthAmerica and Lincoln National. He has served on the Blue Cross Blue Shield Association’s National Medical Council. Dr. Kishel also served as a director and founder of the Center for Healthcare Improvement, a collaborative research venture between the Medical College of Georgia and Blue Cross and Blue Shield of Georgia, and is currently a director of the Boys and Girls Club of Metro Atlanta. On January 23, 2006, the Securities and Exchange Commission (the “Commission”) announced the filing of an action against Dr. Kishel, a former director of Immucor, Inc. (“Immucor”), for engaging in insider trading in the securities of Immucor. The Commission alleged that while a director of Immucor, Dr. Kishel purchased securities of Immucor while in possession of material nonpublic information. In a consent filed with the Commission, Dr. Kishel agreed, without admitting or denying the allegations in the complaint, to the entry of a final judgment permanently enjoining him from future violations of the securities laws. Dr. Kishel also consented to pay disgorgement of $14,767 plus interest and a one-time civil penalty of $13,650.

The Board of Directors of the Company recommends that shareholders vote “FOR” the election of Mr. Howe and Dr. Kishel.

Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the 2007 Annual Meeting of Shareholders.

Directors Serving for a Term Expiring at the 2008 Annual Meeting

Robert S. Cramer, Jr., age 46, is a co-founder of the Company, has served as Chairman of the Board and a director since the Company’s inception in March 1990, and served as Chief Executive Officer from September 1996 to January 2006. Since January 2006, he has served as our non-executive Chairman. Mr. Cramer currently serves as the Chairman of the Board of Directors of ThePort Network, Inc., an Internet technology company he co-founded in 1999. Mr. Cramer also serves as Chairman of the Board of Metro – Atlanta Task Force for the Homeless, a non-profit organization.

Directors Serving for a Term Expiring at the 2009 Annual Meeting

Clay E. Scarborough, age 52, was elected to the Board of Directors in January 2005. Since 2003, Mr. Scarborough has been the Chief Financial Officer of Abacus Solutions, LLC and its affiliate, Xtend Consulting, LLC, resellers of business enterprise-level computer equipment. Mr. Scarborough previously served as Chief Financial Officer of Channelogics, Inc., a provider of software to the broadband cable access market, from 1999 through 2003. Also, from 1999 to 2003, Mr. Scarborough provided Chief Financial Officer services to technology companies as a partner of Tatum CFO Partners and as an independent consultant. Mr. Scarborough provided consulting services to the Company in 2002 and served as the Company’s Chief Financial Officer from 1992 to 1995.

Kevin S. Noland, age 44, was appointed the Company’s Chief Executive Officer in January 2006 and continues to serve as the Company’s President, a position he has held since January 2004. Mr. Noland was elected to the Board of Directors in March 2006. He held the title of Chief Operating Officer of the Company from 2000 through 2005. He served as the Company’s Director of Marketing from 1996 to 1998 and was named Vice President of Marketing and Corporate Communications in 1999.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

The Board of Directors of the Company presently consists of five directors divided among three classes, with the directors in each class serving staggered three-year terms. During 2006, the Board held five meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and any committees of the Board of Directors on which such director served. Two directors attended the Company’s 2006 Annual Meeting of Shareholders. The Board does not have a policy requiring Board members to attend the Company’s Annual Meeting of Shareholders.

Board Independence

The Board has determined that a majority of the Board is “independent” in accordance with the applicable rules of The Nasdaq Capital Market. The Board has determined that each of the Company’s directors is independent other than Messrs. Cramer and Noland.

Meetings of Independent Directors

The independent directors meet in regularly scheduled executive sessions, at which only independent directors are present, at least twice per year, in conjunction with regularly scheduled Board meetings.

Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. These committees, their members and functions are discussed below.

Audit Committee. The Audit Committee is presently composed of Messrs. Scarborough (Chair) and Howe and Dr. Kishel. The Audit Committee met five times during 2006. The Audit Committee is responsible for appointing independent accountants, reviewing with the independent accountants the scope and results of the audit engagement and consulting with independent accountants and management with regard to the Company’s accounting methods and control procedures. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company’s auditing accountants, or other accounting firms, other than as may be allowed by applicable law. In accordance with the applicable rules of The Nasdaq Capital Market, the Company has determined that Mr. Scarborough, Mr. Howe and Dr. Kishel are independent, have not participated in the preparation of the financial statements of the Company at any time during the past three years and are able to read and understand fundamental financial statements. The Company has, and will continue to have, at least one member of the Audit Committee who has the requisite experience or background which results in the individual’s financial sophistication. The Board of Directors has adopted a formal written Audit Committee Charter (attached as Appendix “A” of the 2004 Proxy Statement) and the Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. A copy of the Audit Committee Charter is not currently available on the Company’s website. The Board has determined that Mr. Scarborough meets the SEC criteria of an “audit committee financial expert”.

Compensation Committee. The Compensation Committee is currently composed of Dr. Kishel (Chair), who succeeded Mr. Cramer in March 2006, and Messrs. Howe and Scarborough. All members of the Compensation Committee are independent in accordance with the applicable rules of The Nasdaq Capital Market. The Compensation Committee met four times during 2006. The Compensation Committee is responsible for reviewing recommendations from the Chairman of the Board of Directors with regard to the compensation of executive officers of the Company and reporting to the Board of Directors its recommendations with regard to such compensation and is also responsible for operating and administering the Company’s Amended and Restated 1992 Stock Option Plan and its 2002 Stock Incentive Plan. The Company’s Chief Executive Officer does not attend or participate in portions of committee meetings involving voting or deliberations on compensation of the Chief Executive Officer. The Board of Directors has adopted a formal written Compensation Committee Charter, copies of which are not currently available on the Company’s website.

Nominating Committee. The Nominating Committee is currently composed of Dr. Kishel (Chair) and Mr. Howe. Both members of the Nominating Committee are independent in accordance with the applicable rules of The Nasdaq Capital Market. The Nominating Committee had no meetings during 2006 or 2005. The Board has adopted a written Nominating Committee Charter, a copy of which was attached as Appendix “B” to the Company’s proxy statement for its 2004 Annual Meeting of Shareholders. A copy of the Audit Committee Charter is not currently available on the Company’s website. Generally, the Nominating Committee is responsible for setting qualification standards for director nominees, assisting the Board in identifying individuals qualified to become Board members and recommending to the Board director nominees for the next Annual Meeting of Shareholders and director nominees to fill any vacancies on the Board, and reviewing and updating the Nominating Committee Charter.

Shareholder Nominations

The Company’s Nominating Committee will consider director nominees recommended by shareholders. Candidates must be highly qualified, exhibiting the experience and expertise required of the Board’s own pool of candidates and interest in the Company’s business, and also have the ability to attend and prepare for Board and committee meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Shareholders wishing to suggest candidate(s) for consideration at the 2008 Annual Meeting should submit their proposals in accordance with the procedures set forth in the Company’s Bylaws.

Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days prior to the meeting; provided, however, that in the event that less than forty days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth:

(a) as to each proposed shareholder nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

(b) as to the shareholder giving the notice: (i) the shareholder’s name and address, as they appear on the Company’s books; and (ii) the class and number of shares of stock of the Company beneficially owned by such shareholder.

No person shall be eligible for election as a director of the Company unless nominated in accordance with the above procedures. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the prescribed procedures, and if the Chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

The Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating Committee regularly assesses the appropriate size of our Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current members of our Board, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year. In evaluating shareholder recommendations, the Nominating Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board.

Shareholder Communications with the Board

The Board of Directors has implemented a process for shareholders to send communications to the Board. Any shareholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Company’s Secretary at the address of the Company’s principal executive offices. The Company’s Secretary has been instructed by the Board to promptly forward all such communications to the Board or such individual directors.

Shareholder Proposals for 2008 Annual Meeting

Any shareholder proposals intended to be presented at the Company’s 2008 Annual Meeting of Shareholders must comply with the notice procedures set forth in the Company’s Bylaws and as set forth below and only to the extent that such business is appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than sixty days prior to the meeting; provided, however, that in the event that less than forty days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting:

(a) A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(b) The proposing shareholder’s name and address, as they appear on the Company’s books;

(c) The class and number of shares of stock of the Corporation beneficially owned by the shareholder; and

(d) Any material interest of the shareholder in the proposed business.

No shareholder proposals will be considered at an annual meeting unless brought forward in accordance with the prescribed procedures. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting, and if the Chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

The deadline for submission of shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2008 annual meeting of shareholders is December 14, 2007. Any such proposal received by our principal executive offices in Atlanta, Georgia after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

Code of Ethics

The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, Corporate Controller and senior accounting personnel of the Company identified by the Chief Financial Officer, a copy of which was filed as Exhibit 14.1 to the Company’s Form 10-KSB for the year ended December 31, 2005.

Compensation of Directors

The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director, other than Mr. Noland, at any time during the fiscal year:

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Total ($)
Robert S. Cramer, Jr. (2)	175,000	—	175,000
Daniel S. Howe	2,500	—	2,500
Mark Kishel, M.D.	3,500	—	3,500
Clay E. Scarborough	5,000	47,220	52,220
John W. McClaugherty (3)	—	—	—

(1)	Reflects the dollar amount recognized as expense during 2006 for financial reporting purposes in accordance with FAS 123( R ) for all option awards outstanding for any portion of the current year. Assumptions used in the calculation of this amount are included in the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. The aggregate number of option awards outstanding as of December 31, 2006, for Mr. Cramer was 735,000, Mr. Howe 88,083, Dr. Kishel 95,000 and Mr. Scarborough 50,000.

(2)	During 2006, the Chairman of the Board of Directors received $175,000 in cash compensation. Effective December 31, 2006, the Company and Mr. Cramer agreed that the Company would terminate Mr. Cramer’s employment agreement with the Company. Mr. Cramer will remain as a non-executive Chairman of the Board.

(3)	During October 2006, Mr. McClaugherty voluntarily resigned from the Board of Directors. There is no amount to report.

No Family Relationships Among Directors and Officers

There are no family relationships between any director or executive officer of the Company and any other director or executive officer of the Company.

EXECUTIVE OFFICERS

Executive officers of the Company are appointed by the Board of Directors and hold office at the pleasure of the Board. The executive officers and the three most highly compensated officers of the Company are as follows:

Name	Position
Kevin S. Noland	President and Chief Executive Officer
Mark B. Adams	Chief Financial Officer and Secretary
Alan Cohen	President, Online Benefits, Inc.
John Gedney	Chief Operating Officer, Online Benefits, Inc.
James L. Retel	Vice President, Sales, A.D.A.M., Inc.

Kevin S. Noland, age 44, was appointed the Company’s Chief Executive Officer in January 2006 and has served as the Company’s President since January 2004. He held the title of Chief Operating Officer of the Company from 2000 through 2005. He served as the Company’s Director of Marketing from 1996 to 1998 and was named Vice President of Marketing and Corporate Communications in 1999.

Mark B. Adams, age 55, was appointed the Company’s Chief Financial Officer in April 2006 and Secretary in June 2006. He was previously the Chief Financial Officer at Miller Zell from September 2003 to June 2006 and the Chief Financial Officer at Micron Optics, Inc. from December 2000 to April 2003. He began his career at Arthur Andersen, LLP.

Alan Cohen, age 40, was appointed the President of Online Benefits, Inc., a subsidiary of A.D.A.M., Inc., subsequent to its acquisition in August 2006. He was previously a co-founder and the Chief Executive Officer of Online Benefits, Inc. since its founding in March 1999 until the sale in August 2006.

John Gedney, age 47, was appointed the Chief Operating Officer of Online Benefits, Inc., a subsidiary of A.D.A.M., Inc., subsequent to its acquisition in August 2006. He was previously a co-founder and the President of Online Benefits, Inc. since its founding in March 1999 until the sale in August 2006.

James L. Retel, age 53, was appointed the Vice President, Sales, A.D.A.M., Inc. in November 2000.

EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of the Board of Directors consists of three non-employee directors. The Compensation Committee is responsible for setting and administering the policies that govern our executive compensation. The responsibilities of the Compensation Committee include the following:

•

Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and set the level of the Chief Executive Officer’s compensation based on this evaluation.

•	Determine the base and incentive compensation of our other senior officers that report directly to the Chief Executive Officer, the “Management Committee.”

•	Make recommendations to the Board of Directors with respect to equity-based compensation plans.

•

Administer our stock option, stock incentive, and other stock compensation plans (including, without limitation, the 2002 Stock Incentive Plan and 1992 Option Plan) as required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

•

Report the Compensation Committee’s activities to the Board of Directors on a regular basis and make such recommendations with respect to such activities as the Compensation Committee or the Board of Directors may deem necessary or appropriate.

The Compensation Committee is responsible for making compensation decisions for the President and Chief Executive Officer and the Management Committee. The Compensation Committee is also responsible for making compensation recommendations regarding our non-employee directors. The Compensation Committee retained Flex HR, Inc. (“Flex HR”), an independent human resources and compensation consulting firm, to provide competitive intelligence and advice about executive compensation program design and competitive compensation levels. In addition, employees of the Company provide support to the Compensation Committee in carrying out its responsibilities. Employee attendees at Compensation Committee meetings may include the President and Chief Executive Officer and Chief Financial Officer.

In 2006, the Compensation Committee met a total of four times, three in person and once via telephone. The agenda for meetings of the Compensation Committee are determined by its Chairman, with the assistance of the Company. Topics covered by the Compensation Committee in 2006 included the following:

•	Retaining a consulting firm for professional services in designing and implementation of compensation strategies and obtaining an analysis of competitive compensation information.

•	Competitive compensation programs for the Management Committee.

•	Competitive compensation and rewards for our non-employee directors.

•	Salary changes and annual incentive cash bonus programs for the Management Committee

•	Long-term stock incentive awards for employees on the Management Committee and all other employees as a group.

•	Review and structure of the employees benefit plans including the 2002 Stock Incentive Plan, the 1992 Option Plan and the Company’s 401(k) Plan.

In making recommendations on compensation of members of the Management Committee, the Compensation Committee relies on Flex HR, an independent third-party source, for competitive data and recommendations on competitive compensation, and on the President and Chief Executive Officer for performance data on individual members (other than the President and Chief Executive Officer).

Compensation Committee Interlocks and Insider Participation

Dr. Kishel and Messrs. Howe and Scarborough are the members of the Compensation Committee. Dr. Kishel and Mr. Howe are not a current or former officer or employee of the Company. Mr. Scarborough is not a current officer or employee of the Company, but was the Company’s Chief Financial Officer from 1992 to 1995.

In connection with the Company’s preferred stock investment in ThePort Network, Inc. (“ThePort”) during the year ended December 31, 2001, the Company entered into a five-year agreement whereby the Company had exclusive distribution rights to ThePort’s products within the healthcare industry. As of December 31, 2001, the Company had pre-paid $125,000 of the contract fee to be applied against future subscription fees. The Company had committed to generate $1,500,000 in subscription fees during the initial term of the original agreement. The initial term of the agreement commenced on August 20, 2001 and continued for five years from that date. On February 14, 2003, ThePort agreed to accept a payment of $125,000 from the Company to release the Company from the minimum guarantee in its entirety. ThePort retained the $125,000 pre-payment previously made and the Company was granted non-exclusive rights to ThePort’s products within the healthcare industry.

As of December 31, 2006 and 2005, we held an approximately 35% and 34% voting interest in ThePort Network, Inc. (“The Port”), respectively. Our Chairman of the Board of the Directors, Mr. Cramer, who also currently serves as the Chairman of the Board of Directors of ThePort, held an approximate 7% and 10% voting interest in ThePort at December 31, 2006 and 2005, respectively, and held a convertible note from and made loans to ThePort in the amount of approximately $1,699,000 and $1,369,000 at December 31, 2006 and 2005, respectively. Two of the Company’s other directors, Dr. Kishel and Mr. Howe, also own equity interests in ThePort.

As of December 31, 2006 and 2005, we held a 2% investment in BeBetter Networks, Inc. (“BeBetter”). As of December 31, 2006 and 2005, our Chairman of the Board of Directors, Mr. Cramer, held an approximate 2%

voting interest in BeBetter. Mr. John McClaugherty, who served on our Board of Directors until October, 2006, held an approximate 11% voting interest in BeBetter at December 31, 2005.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors is responsible for determining, implementing, and maintaining fair, reasonable, and competitive compensation for the Management Committee, while continuing to create stockholder value. Throughout this proxy statement, the individuals who served as our President and Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table, are referred to as the “executive officers.”

Philosophy & Objectives

The Compensation Committee’s overall goals with respect to executive officers are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability, performance, and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of established annual and long-term goals and objectives, and provides an incentive for retention.

To this end, the three compensation elements used for executive officers in 2006 were base salary, annual cash incentive bonus and equity awards. The Compensation Committee believes that these three elements are the most effective combination in motivating and retaining the executive officers at this stage in our development.

Base Salary. The Compensation Committee’s philosophy is to maintain executive base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve our goals over the long term. Each individual’s base salary is determined by the Compensation Committee after considering a variety of factors that include market value and prospective value to us, including the knowledge, experience, and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of our management, change the salary of an individual on the basis of its judgment for any reason, including our performance or that of the individual, changes in responsibility, and changes in the market for executives with similar credentials.

Annual Cash Incentive Bonus. The purpose of the annual cash incentive bonus program for executive officers is to motivate and reward the achievement of specific preset corporate goals agreed to in advance by the Board of Directors along with the achievement of individual performance goals. Achievement of established goals at the end of the measurement period is reviewed and approved by Compensation Committee. Target annual cash incentive bonuses for executive officers are set based upon analysis of competitive data (see “Setting Executive Compensation” below).

Long-term Stock Incentive Awards. Long-term stock incentive awards are a fundamental element in our executive compensation program because they emphasize our long-term performance, as measured by creation of stockholder value, and foster a commonality of interest between shareholders and our Company’s leaders. In addition, they are crucial to a competitive compensation program for executive officers and they act as a powerful retention tool for executive officers.

Setting Executive Compensation

The process of determining compensation for the executive officers began with a presentation of the competitive data to the Compensation Committee by Flex HR, an independent human resources and compensation consulting firm. Flex HR provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions.

Once the Compensation Committee had reviewed this analysis, separate meetings were held with the Company’s President and Chief Executive Officer, at which the performance of each executive officer was discussed. Based upon the analysis provided by FlexHR in combination with these individual performance assessments, the Compensation Committee determined each executive officer’s new base salary, bonus for the prior year’s performance and equity award.

The Compensation Committee approved an annual cash incentive bonus program for the second half of 2006 based upon achieving corporate financial goals for revenue and cashflow targets for the period from July 2006 to December 2006.

Compensation Elements

The executive officers’ compensation structure consists of base salary, annual cash incentive bonus and long-term stock incentive grants. There is no pre-established policy or target for the allocation between cash and incentive compensation. Rather, the Compensation Committee reviews competitive compensation information provided by Flex HR to determine the appropriate level and mix of incentive compensation.

Base Salary

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. All competitive and performance data are reviewed by the Compensation Committee in order to make compensation decisions that will maintain a competitive standing for each executive officer but not place them outside a reasonable range of compensation set by their peers in the industry. Salaries are set based on a review of the competitive data, consideration of individual performance, compensation relative to other executive officers and the importance to shareholders of that person’s continued service.

Annual Cash Incentive Bonus

Bonuses are determined by the Compensation Committee with advice from our management, based upon the Compensation Committee’s assessment of the achievement of our corporate goals for the measurement period in the prior year. In determining bonuses for 2006 performance, the Compensation Committee considered the executive officer’s achievement of preset corporate goals relating to corporate revenues and cashflow or division cashflow goals.

Based upon our 2006 performance in relation to these goals, the Compensation Committee determined that 2006 corporate performance should be rewarded at 87.5% of bonus targets. The bonus awards made to executive officers are reported in the Summary Compensation Table.

Long-term Stock Incentive Awards

Long-term stock incentive awards may include stock options, stock appreciation rights and restricted stock awards and are intended to provide a meaningful component of executive compensation. They provide compensation in a manner that is intrinsically related to long-term stockholder value because they are linked to the value of our Common Stock. Historically, we have relied solely on stock options as a means of providing equity incentives for our executives. However, our 2002 Stock Incentive Plan enables the grant of all of the forms of equity-based compensation referred to above.

In determining the size of a long-term stock incentive award to an executive officer, the Compensation Committee considers Company performance, competitive data and the individual’s scope of responsibility and continuing performance. Most importantly, since the long-term stock incentive award is meant to be a retention tool, the Compensation Committee considers the importance to shareholders of that person’s continued service.

Options are granted at no less than 100% of the fair market value on the date of grant, and typically vest over the first four years of the ten-year option term. The 2006 long-term stock incentive awards were granted in the form of stock options on August 14, 2006. The options vest from 2006 to 2009 based on service or achievement of two financial performance objectives related to revenues or cashflow in those years.

Executive Severance

Certain executives may have severance provisions in their employment agreements with the Company, that provide for payments upon change of control and or dismissal form the Company. All such arrangements are reviewed and approved by the Compensation Committee, with input from Company personnel.

Timing of Annual Awards

In order to assess the performance of a full calendar year, annual awards are distributed in February or March of the following year. Salary increases for 2006 were effective on July 1, 2006. Cash bonus awards for 2006 performance were paid on February 28, 2007. Stock option awards for executive officers were effective on the date of approval by the Compensation Committee, which for 2006 was August 14, 2006.

Compensation for Newly Hired Executive Officers

When determining compensation for a new executive officer, factors taken into consideration are the individual’s skills, background and experience, the individual’s potential impact on our short-and long-term success and competitive data from both the list of peer companies and industry-specific published surveys, and data collected from executive search consultants and prospective candidates during the recruitment process.

Chief Executive Officer’s Compensation

Mr. Noland’s base salary was set at $225,000 per year for the six months from January to June 2006 and $260,000 per year for the six months from July to December 2006. He received a grant of 80,000 stock options during 2006. His bonus for 2006 performance was $56,875. The Compensation Committee determined Mr. Noland’s compensation awards after considering a variety of factors, including Mr. Noland’s performance, his level of responsibility within our company, industry surveys and the counsel provided by Flex HR, based on industry compensation data.

Perquisites and Other Personal Benefits

Executives participate in employee benefit plans generally available to our employees, including medical, health, life insurance, disability plans and the 401(k) plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Mark Kishel

Daniel S. Howe

Clay E. Scarborough

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain information concerning the compensation earned during the fiscal year ended December 31, 2006 by our Chairman (and former Chief Executive Officer), President and Chief Executive Officer, Chief Financial Officer and our three other most highly-compensated executive officers:

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Total ($)
Robert S. Cramer, Jr. Chairman of the Board of Directors (4)	2006	175,000					175,000

Kevin S. Noland President and Chief Executive Officer	2006	238,125			22,745	56,875	317,745

Mark B. Adams Chief Financial Officer	2006	134,635			56,863	37,656	229,154

Alan Cohen President, Online Benefits, Inc.	2006	112,500			34,118	55,000	201,618

John Gedney Chief Operating Officer, Online Benefits, Inc.	2006	112,500			34,118	55,000	201,618

James L. Retel VP, Sales A.D.A.M., Inc.	2006	128,529				90,858	219,387

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) Plan established under Section 401(k) of the Internal Revenue Code.

(2)	Reflects the dollar amount recognized for financial reporting purposes in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2006. Expense recognized for financial reporting purposes equals the number of shares attributable to 2006 service multiplied by the fair market value per share of the award as of the date of grant. The weighted-average grant date fair market value of our outstanding stock awards is included in Note 13 to our audited financial statements included in our 2006 Annual Report on Form 10-K.

(3)	Represents performance based bonus amounts earned in 2006 under our annual cash incentive bonus program.

(4)	On December 31, 2006, Mr. Cramer resigned as Chief Executive Officer but remains non-executive Chairman.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to option awards and other plan-based awards granted during the fiscal year ended December 31, 2006 to our named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin S. Noland	08/14/2006	65,000	130,000	162,500		56,000	56,000	24,000	5.43	434,400
Mark B. Adams	08/14/2006	43,750	87,500	109,375		140,000	140,000	60,000	5.43	1,086,000
Alan Cohen	08/14/2006		80,000			96,000	96,000	24,000	5.43	651,600
John Gedney	08/14/2006		80,000			96,000	96,000	24,000	5.43	651,600
James L. Retel			100,000

(1)	For Mr. Noland and Mr. Adams, the amounts reflect the range of payments under the cash bonus program, with the threshold set at the target amount and the maximum of the target amount; the target amount is based on the individual’s current salary and represents 50% of Mr. Noland’s base salary and represents 40% of the base salary for Mr. Adams. For Mr. Cohen and Mr. Gedney, the amount reflects the payout at target as there were no minimum or maximums set for their operating unit; the target and bonus was set upon achievement of certain earnings targets.

(2)	Options granted under our 2002 Stock Incentive Plan have an exercise price equal to the closing price on The Capital Market on the date of grant.

(3)	Reflects the dollar amount recognizable for financial reporting purposes in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note K to our audited financial statements included in our 2006 Annual Report on Form 10-K.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Value

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2006:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (1) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Kevin S. Noland	25,500			2.00	04/22/2007
	12,000			3.69	04/20/2008
	2,000			5.25	1/14/2009
	12,000			7.94	04/12/2009
	19,375			5.91	05/10/2010
	25,000			13.00	01/12/2010
	25,000			4.00	08/25/2010
	75,000			1.94	01/02/2011
	125,000			0.41	01/03/2013
	125,000			3.06	01/14/2012
	24,000	48,000	48,000	5.43	08/14/2016

Mark B. Adams	60,000	100,000	100,000	5.43	08/14/2016

Alan Cohen	24,000	78,000	78,000	5.43	08/14/2016

John Gedney	24,000	78,000	78,000	5.43	08/14/2016

Robert S. Cramer, Jr.	20,000			3.69	04/20/2008
	40,000			7.94	04/12/2009
	10,000			5.91	05/10/2010
	45,000			4.00	08/25/2010
	340,000			2.14	09/06/2011
	160,000			3.06	01/14/2012
	120,000			0.41	01/03/2013

James L. Retel	25,000			4.00	11/27/2010
	30,000			3.06	01/14/2013

(1)	Each option vests based on service and performance criteria. For Messrs. Noland and Adams, the options vest at the rate of 20% per year based upon achievement of revenue and earnings goals for the years 2006 through 2009 and 20% based upon service through December 31, 2006. For Mr. Cohen and Mr. Gedney, the options vest at the rate of 13.4% per year based upon achievement of revenue and earnings goals for the years 2006 through 2009 and 20% based upon service until December 31, 2006 and 6.7% annually for the years 2007 through 2009.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by our named executive officers and vesting of our Common Stock held by them during the fiscal year ended December 31, 2006:

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)
Kevin S. Noland (2)
Mark B. Adams (2)
Alan Cohen (2)
John Gedney (2)
Robert S. Cramer, Jr.	60,000	378,500
Jim Retel	36,667	297,603

(1)	Based on the difference between the market price of our Common Stock on the date of exercise and the exercise price.

(2)	No amounts to report.

The Company has not awarded restricted stock or stock appreciation rights to any employee, the Company has no long-term incentive plans, as that term is defined in SEC regulations, and the Company has no defined benefit or actuarial plans covering any of the Company’s employees.

Employment Agreements

On January 9, 2006, Robert S. Cramer, Jr. and the Company entered into a Second Amendment (the “Second Amendment”) to the Second Amended and Restated Employment Agreement dated May 10, 2005, as amended by an Amendment to the Second Amended and Restated Employment Agreement dated October 3, 2005 (as amended, the “Original Agreement”). Under the terms of the Second Amendment, Mr. Cramer no longer serves as Chief Executive Officer of the Company but continues to serve as the Company’s Chairman. Effective February 16, 2006, Mr. Cramer’s annual base salary was reduced from $250,000 to $175,000. In accordance with his original amended and restated employment agreement, Mr. Cramer offset his remaining bonuses against the promissory note executed in favor of the Company during 2001. In December 2005, Mr. Cramer received a one-time bonus payment, net of taxes, of $317,000 which was used to fully satisfy the note.

Under Mr. Cramer’s employment agreement, if the Company terminated Mr. Cramer’s employment Without Cause (as defined in the agreement), the Company would pay his then base salary for a twenty-four (24) month period. Additionally, if Mr. Cramer voluntarily resigned with good reason or within twelve months following a Change of Control (for any or no reason), then, in either such case, the Company shall, not later than 10 business days after such termination, pay Mr. Cramer a lump sum cash amount equal to twice the sum of his Base Salary at the time of his termination and the amount of any bonus received during the twelve month period ending on the date of termination. The Company shall also continue to provide all existing health and accident, hospitalization and medical expense insurance coverage for a period of twenty-four months following the date of termination.

Effective December 31, 2006, the Company and Mr. Cramer agreed that the Company would terminate Mr. Cramer’s employment agreement with the Company Without Cause. Mr. Cramer continues to serve as a Director and non-executive Chairman of the Board. Under the terms of the agreement, the Company will pay Mr. Cramer twenty-four months of his prior salary ($350,000) and reimburse Mr. Cramer for certain health insurance and life insurance costs for a period of twenty-four months.

On January 9, 2006, Kevin S. Noland and the Company entered into a Third Amendment (the “Third Amendment”) to the Employment Agreement dated February 21, 2002, as amended by a First Amendment to Employment Agreement dated March 14, 2005 and further amended by a Second Amendment to Employment Agreement dated October 3, 2005. Under the terms of the Third Amendment, Mr. Noland will serve as the Chief Executive Officer of the Company, in addition to his position as President of the Company. Mr. Noland is entitled to an annual base salary of $225,000.

Under Mr. Noland’s employment agreement, if the Company terminates Mr. Noland’s employment without Cause (as defined in the agreement), the Company will continue to pay Mr. Noland’s annual base salary for a 24-month period, and for a 24-month period following termination, the Company shall pay the COBRA premiums necessary for the Employee to continue the same medical coverage Mr. Noland carried while an active employee. If Mr. Noland voluntarily resigns with good reason or within 12 months following a Change of Control (as defined in the agreement), then in either case the Company shall, not later than 10 business days following the date of termination of employment, pay to Mr. Noland a lump sum cash amount equal to twice his annual base salary, and for a 24-month period following termination, pay the COBRA premiums necessary for Mr. Noland to continue the same medical coverage Mr. Noland carried while an active employee.

On April 10, 2006, Mark B. Adams and the Company entered into an employment agreement. Under the terms of the agreement, Mr. Adams will serve as Chief Financial Officer of the Company with an initial annual base salary of $175,000 and incentive bonuses.

In accordance with Mr. Adams’ employment agreement, if the Company terminates Mr. Adams’s employment Without Cause (as defined in the agreement), the Company will continue to pay his then base salary for a twelve-month (12) month period if terminated after April 10, 2007. Additionally, if Mr. Adams voluntarily resigns with good reason or within twelve months following a Change of Control (as defined in the employment agreement) (for any or no reason), then, in either such case, the Company shall, not later than 10 business days after such termination, pay Mr. Adams a lump sum cash amount equal to the sum of his Base Salary (as defined in the employment agreement) at the time of his termination. The Company shall also continue to provide all existing health and accident, hospitalization and medical expense insurance coverage for a period of one year following the date of termination.

On August 14, 2006, Alan Cohen and the Company entered into an employment agreement. Under the terms of the agreements, Mr. Cohen will serve as President of Online Benefits, Inc. with an initial annual base salary of $250,000 and incentive bonuses. On August 14, 2006, John Gedney and the Company entered into an employment agreement. Under the terms of the agreements, Mr. Gedney will serve as Chief Operating Officer of Online Benefits, Inc. with an initial annual base salary of $250,000 and incentive bonuses.

In accordance with Mr. Cohen’s and Mr. Gedney’s employment agreements, if the Company terminates employment Without Cause (as defined in the agreement) or if Mr. Cohen or Mr. Gedney voluntarily resigns, with good reason, or within 180 and 240 days following a Change of Control (for any or no reason), the Company will continue to pay his (1) current base salary for an eighteen-month (18) month period, (2) the earned but unpaid annual cash incentive bonus and (3) an amount sufficient to cover COBRA premiums for medical insurance for an eighteen month period.

Effective January 16, 2007, the Company and Mr. Cohen agreed that the Company would terminate Mr. Cohen’s employment with the Company Without Cause. Under the terms of the Mr. Cohen’s agreement, the Company will pay Mr. Cohen eighteen months of his prior salary ($375,000), his earned but unpaid bonus for 2006 ($55,000) and reimburse Mr. Cohen for certain health insurance costs for a period of eighteen months.

The Company also has executed Employee Confidentiality and Nondisclosure Agreements with its executive officers and senior management.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth information with respect to compensation to the executives upon Termination or a Change in Control:

Name	Benefits (1)(2)(3)	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Change in Control
Kevin S. Noland	Severance Pay	$520,000	$520,000	$520,00
	Health Benefits	16,728	16,728	16,728
	Equity Acceleration			31,200

Mark B. Adams	Severance Pay	175,000	175,000	175,000
	Health Benefits	8,364	8,364	8,364
	Equity Acceleration			78,000

Alan Cohen	Severance Pay	375,000	375,000	375,000
	Health Benefits	12,546	12,546	12,546
	Equity Acceleration			50,700

John Gedney	Severance Pay	375,000	375,000	375,000
	Health Benefits	12,546	12,546	12,546
	Equity Acceleration			50,700

Robert S. Cramer, Jr. (4)	Severance Pay	350,000	350,000	350,000
	Health Benefits	29,000	29,000	29,000
	Equity Acceleration

Jim Retel (5)

(1)	Severance pay equals the executive’s current salary as of December 31, 2006 for the period provided in the individual’s employment agreement as indicated in the employment agreement discussion herein.

(2)	Health benefits reflects the premiums for the severance period provided in the individual’s employment agreement for medical or health related programs. Amounts are based on the premiums in effect at December 31, 2006.

(3)	Equity acceleration is the aggregate intrinsic value of unvested stock options as of December 31, 2006. Aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of our stock on December 31, 2006.

(4)	Subsequent to December 31, 2006, the severance payment of $350,000 was paid to Robert S. Cramer.

(5)	No amounts to report.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 regarding the Company’s two equity compensation plans, the 1992 Stock Option Plan and the 2002 Stock Incentive Plan, each of which has been approved by the Company’s shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,248,392	$4.45	412,712
Equity compensation plans not approved by security holders	—	—	—

Total	3,248,392	$4.45	412,712

RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Person Transactions

It is the responsibility of the Company’s Audit Committee to review all transactions or arrangements between our company and any of our directors, officers, principal shareholders or any of their respective affiliates, associates or related parties.

Related Person Transactions

On May 30, 2001, we received a full-recourse promissory note from our Chairman of the Board of Directors, and then Chief Executive Officer (“Executive”), Robert S. Cramer, Jr., for approximately $341,000 (the “Exercise Note”) for the exercise of 150,000 options at $1.94 per share and a $50,000 promissory note (the “Tax Note”) in connection with a loan to our Executive to pay taxes related to the stock exercise. The notes accrued interest of 6.25% per annum and were due in full on or before May 29, 2006. Part of the Exercise Note, in the amount of $291,000, was secured by 150,000 shares of our common stock and recorded in shareholders’ equity. As of December 31, 2005, both notes and related interest had been fully satisfied using bonuses earned and paid under the Executive’s amended employment agreement.

In connection with the Company’s preferred stock investment in ThePort Network, Inc. (“ThePort”) during the year ended December 31, 2001, the Company entered into a five-year agreement whereby the Company had exclusive distribution rights to ThePort’s products within the healthcare industry. As of December 31, 2001, the Company had pre-paid $125,000 of the contract fee to be applied against future subscription fees. The Company had committed to generate $1,500,000 in subscription fees during the initial term of the original agreement. The initial term of the agreement commenced on August 20, 2001 and continued for five years from that date. On February 14, 2003, ThePort agreed to accept a payment of $125,000 from the Company to release the Company from the minimum guarantee in its entirety. ThePort retained the $125,000 pre-payment previously made and the Company was granted non-exclusive rights to ThePort’s products within the healthcare industry.

As of December 31, 2006 and 2005, we held an approximately 35% and 34% voting interest in ThePort Network, Inc. (“The Port”), respectively. Our Chairman of the Board of the Directors, Mr. Cramer, who also currently serves as the Chairman of the Board of Directors of ThePort, held an approximate 7% and 10% voting interest in ThePort at December 31, 2006 and 2005, respectively, and held a convertible note from and made loans to ThePort in the amount of approximately $1,699,000 and $1,369,000 at December 31, 2006 and 2005, respectively. Two of the Company’s other directors, Dr. Kishel and Mr. Howe, also own equity interests in ThePort.

As of December 31, 2006 and 2005, we held a 2% investment in BeBetter Networks, Inc. (“BeBetter”). As of December 31, 2006 and 2005, our Chairman of the Board of Directors, Mr. Cramer, held an approximate 2% voting interest in BeBetter. Mr. John McClaugherty, who served on our Board of Directors until October 2006, held an approximate 11% voting interest in BeBetter at December 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of our Common Stock as of March 30, 2007, unless otherwise indicated, by (1) all shareholders known by us to beneficially own more than five percent of the outstanding Common Stock, (2) each of the directors and nominees for director, (3) each executive officer, including those named in the Summary Compensation Table, and (4) all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (2)
Robert S. Cramer, Jr (3).	1,244,953	12.3%
Capital Source Finance LLC	784,929	8.4%
The Red Oak Fund, LP	465,762	5.0%
Kevin S. Noland (4)	354,375	3.6%
Daniel S. Howe (5)	106,083	1.1%
John W. McClaugherty (6)
Mark Kishel, M.D (7).	100,000	1.1%
Clay E. Scarborough (8).	40,000	*
All executive officers and directors as a group (four persons) (9)	163,000	1.7%

*	Less than 1%

(1)	Except as indicated in the footnotes set forth below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares shown as owned by, and the voting power of, individual shareholders include shares which are not currently outstanding but which such shareholders are entitled to acquire or will be entitled to acquire within 60 days. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by the particular shareholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based on 9,390,211 shares outstanding on March 31, 2007.

(3)	Includes 735,000 shares issuable upon exercise of options that are exercisable within 60 days. Mr. Cramer’s business address is c/o A.D.A.M., 1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia 30328-4658.

(4)	Includes 344,875 shares issuable upon exercise of options that are exercisable within 60 days.

(5)	Includes 88,083 shares issuable upon exercise of options that are exercisable within 60 days.

(6)	No amounts to report as of March 30, 2007.

(7)	Includes 95,000 shares issuable upon exercise of options that are exercisable within 60 days.

(8)	Includes 40,000 shares issuable upon exercise of options that are exercisable within 60 days.

(9)	Includes 1,465,958 shares issuable upon exercise of options that are exercisable within 60 days.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee of the Board of Directors consists of three directors, who are each independent in accordance with the applicable rules of the Nasdaq Capital Market. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Mr. Scarborough (Chair), Mr. Howe and Dr. Kishel. Each year the Audit Committee selects our independent registered public accounting firm and approves all audit and non-audit services provided by the independent registered public accounting firm.

Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Tauber & Balser, P.C., (“Tauber & Balser”), our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with Tauber & Balser the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees, as amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications)). These matters included a discussion of Tauber & Balser’s judgments about the quality (not just the acceptability) of our accounting principles as applied to our financial reporting.

The Audit Committee has received the written disclosures and letter from Tauber & Balser as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Accounting Oversight Board in Rule 3600T, and the Audit Committee discussed with Tauber & Balser that firm’s independence. The Audit Committee further considered whether the provision by Tauber & Balser of the non-audit services described above is compatible with maintaining the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee

Clay E. Scarborough (Chairman)

Dan S. Howe

Dr. Mark Kishel

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee, has approved the selection of Tauber & Balser P.C. as independent public accountants to audit the books of the Company for the current year, to report on the consolidated balance sheets and related statements of income, changes in shareholders’ equity and cash flows of the Company and to perform such other appropriate accounting services as may be required by the Company.

One or more representatives of Tauber & Balser P.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed for assurance and related services rendered by Tauber & Balser P.C. for the audit of the Company’s annual financial statements for 2006 and 2005 were $76,363 and $100,000, respectively. The aggregate fees billed by Tauber & Balser P.C. for review of the financial statements included in the Company’s Forms 10-Q and 10-QSB, as applicable, for 2006 and 2005 were $30,728 and $21,000, respectively.

Audit-Related Fees. There were no additional fees, beyond those reported under “Audit Fees” above, for audit-related services billed to the Company by Tauber & Balser P.C. or PricewaterhouseCoopers LLP during 2006 or 2005.

Tax Fees. During 2006 or 2005, there were no fees accrued or billed by Tauber & Balser P.C. for tax compliance, tax advice, or tax planning.

All Other Fees. During 2006, an additional $54,619 was billed by Tauber & Balser P.C. other than for the services reported above related to due diligence, opening balance sheet, and revenue accounting rules for the acquisition of Online Benefits, Inc. During 2005, $11,302 was billed by Tauber & Balser P.C. other than for the services reported above. The additional services for 2006 and 2005 were approved by the Audit Committee pursuant to its pre-approval policy.

Pre-Approval of Non-Audit Services. The Audit Committee has established a policy governing our use of Tauber & Balser for non-audit services. Under the policy, management may use Tauber & Balser for non-audit services that are permitted under the Commission’s rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.

OTHER MATTERS

Report to Shareholders for the Year Ended December 31, 2006

The Annual Report of the Company for the year ending December 31, 2006, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Other Business

The Board of Directors knows of no other matters to be brought before the 2007 Annual Meeting. However, if other matters should come before the Annual Meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors,

Mark B. Adams
Secretary

Atlanta, Georgia

April 13, 2007

A.D.A.M., INC. AUDIT COMMITTEE CHARTER

I. Purpose of the Audit Committee

The purpose of the Audit Committee of A.D.A.M., Inc. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

II. Composition of the Audit Committee

The Audit Committee shall be comprised of at least three directors each of whom is (i) “independent” under the rules of the Nasdaq Stock Market, Inc., except as permitted by Nasdaq Rule 4350(d), and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder, (ii) does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board, (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and (iv) has not participated in the preparation of the financial statements of the Company or any subsidiary at any time during the past three years. Members shall be appointed either by a majority of independent directors or by a nominations committee composed solely of independent directors.

All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.

III. Meetings of the Audit Committee

The Audit Committee shall meet at least once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Responsibilities of the Audit Committee

To carry out its purpose, the Audit Committee shall have the following responsibilities:

1. with respect to the independent auditors,

(i) to directly appoint, compensate, retain, oversee, evaluate, and terminate the independent auditors, who must report directly to the Audit Committee;

(ii) to pre-approve all audit and non-audit services to be provided by the independent auditors; in this regard, the Audit Committee may, in its discretion, (A) delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting, and (B) pre-approve services using pre-approval policies and procedures, provided that (1) such policies and procedures are detailed as to the particular services to be provided, (2) the Audit Committee is informed about each such particular service, and (3) such policies and procedures do not result in the delegation of the Audit Committee’s authority to management;

(iii) to ensure that the independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing all relationships between the independent auditors and the Company, consistent with Independence Standards Board No. 1.;

(iv) to discuss with the independent auditors any relationships or services disclosed in the Auditors’ Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(v) to actively engage in dialogue with the independent auditors with respect to any disclosed relationship or services that may impact the independence of the auditors;

(vi) to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

(vii) to obtain from the independent auditors annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service;

(viii) to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner; and

(ix) to review and approve all related party transactions of the Company;

2. with respect to financial reporting principles and policies and internal audit controls and procedures,

(i) to discuss with the independent auditors the matters required to be disclosed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as it may be modified or supplemented;

(ii) to meet with management, the independent auditors and, if appropriate, the director of the internal audit department:

•	to discuss the scope and results of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements;

•

to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company’s financial statements;

•

to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management; and

•	to discuss any management or internal control letter issued, or proposed to be issued, by the independent auditors to the Company;

(iii) to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weakness in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

(iv) to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

(v) to establish hiring policies for employees or former employees of the independent auditors;

3. with respect to reporting and recommendations,

(i) to prepare any report or other disclosures or any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual report;

(ii) to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors; and

(iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee

The Audit Committee shall have the authority appropriate to discharge its duties and responsibilities, including the authority to select, engage, retain, terminate, and approve the fees and other retention terms of special or independent counsel and other advisors, as it deems necessary or appropriate to carry out its duties.

The Audit Committee shall have the appropriate funding, as determined by the Audit Committee for payment of (i) compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (ii) compensation to any independent counsel or advisers employed by the Audit Committee as it deems necessary; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

A.D.A.M., INC.

NOMINATING COMMITTEE CHARTER

Purpose

The Nominating Committee (“Committee”) is appointed by the Board of Directors (the “Board”) to:

•	set qualification standards for director nominees;

•

assist the Board in identifying individuals qualified to become Board members; recommend to the Board the director nominees for the next annual meeting of shareholders; and recommend to the Board director nominees to fill vacancies on the Board.

Committee Membership

The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence requirements of NASD Rule 4200(a)(15). The members of the Committee shall be appointed and replaced by the Board. The Board shall designate one of the members of the Committee as Chair.

Committee Authority and Responsibilities

The Committee shall annually review potential nominees and recommend to the Board persons to be nominated for election to the Board at the Annual Meeting of Shareholders.

When vacancies occur on the Board of Directors, the Committee shall actively seek individuals qualified to become board members for recommendation to the Board, and shall recommend persons based on business experience, professional expertise, industry experience and geographic representation.

The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Committee shall have full access to the Company’s executives as necessary to carry out the Committee’s responsibilities.

The Committee shall perform any other activities consistent with this Charter, the Company’s By-laws and governing laws as the Committee or the Board deems necessary or appropriate.

Committee Meetings

The Committee shall meet at least annually and the Chair shall report to the Board on the major items covered at each Committee meeting.

Nominee Qualifications

Nominees should be highly qualified by business, professional or comparable experience, affirmatively desirous of serving on the Board of Directors, and able to represent the interests of all shareholders and not merely those of any special interest group.

The Committee shall periodically review the appropriate skills and characteristics required of director nominees in the context of the current make-up of the Board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, business, financial reporting and other areas that are expected to contribute to an effective Board, and shall adopt and revise qualification standards for director nominees as the Committee determines necessary to ensure qualified persons elected to the Board.

Candidates Recommended by Security Holders

The Committee will consider director candidates recommended by security holders.

Any candidate suggested by a security holder must meet the qualification standards as adopted and revised by the Committee, and such candidate must state in advance his or her willingness and interest in serving on the Board.

Shareholders wishing to suggest candidates for consideration at the Company’s Annual Meeting of Shareholders should submit their proposals in accordance with the timeframe and procedures contained in the Company’s most recent proxy statement.

Committee Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

This Charter shall either be made publicly available on the Company’s website or included as an appendix to the Company’s proxy statement no less than once every three years.

A.D.A.M., INC.

COMPENSATION COMMITTEE CHARTER

I. PURPOSE

The Compensation Committee (the “Committee”), appointed by and acting on behalf of the Board of Directors (the “Board”), as more fully set forth in this Charter, shall be responsible for formulating, evaluating and approving compensation of the Company’s executive officers and key employees, overseeing all compensation programs involving the use of the Company’s stock, and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders, in accordance with applicable rules and regulations.

II. COMPOSITION

The Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Committee members shall meet the independence requirements of the NASD.

Committee members shall be elected, and may be replaced, by the Board. Unless a Chair of the Committee is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least once per year, and at such other times as it deems necessary to carry out its responsibilities. The Chair of the Committee and/or Chair of the Board may call such Committee meetings. The Chair of the Committee shall preside at each Committee meeting and set the agenda for each such meeting. The Chair will ensure that the agenda for each Committee meeting is circulated to Committee members in advance of the applicable meeting.

IV. COMMITTEE AUTHORITY, RESPONSIBILITIES AND DUTIES

The Committee shall annually review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and recommend to the Board the overall compensation levels for the Chief Executive Officer based on this evaluation. In evaluating the Chief Executive Officer, the Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to Chief Executive Officer’s at comparable companies, and the awards given to the Chief Executive Officer in past years.

The Committee shall annually review and approve the annual base salaries and annual incentive opportunities of the Chief Executive Officer and all other executive officers. In addition, periodically and as and when appropriate, the Committee shall review and approve the following as they affect the Chief Executive Officer and all other executive officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits. The Committee shall review and approve any special or supplemental compensation and benefits for the Chief Executive Officer and other executive officers and persons who formerly served as the Chief Executive Officer and/or as executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

The Committee shall have sole authority to retain and terminate any external compensation consultant to be used to assist it in the evaluation of the Chief Executive Officer or other executive officer compensation and shall have sole authority to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Committee shall be responsible for overseeing production of an annual report on executive compensation for inclusion in the Company’s proxy statement for its Annual Meeting of Shareholders.

The Committee shall approve and administer cash incentives and similar such compensation plans for executives (including any modification to such plans) and oversight of performance objectives and funding for executive incentive plans.

The Committee shall approve and oversee all compensation programs involving the use of the Company’s stock.

The Committee shall monitor the Company’s compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to 401(k) plans and loans to directors and officers and with all other applicable laws affecting employee compensation and benefits.

As appropriate, the Committee may form and delegate authority to subcommittees.

Following each Committee meeting, the Committee shall make a report to the Board, including all items which require Board approval.

The Committee shall annually review and reassess the adequacy of this Charter and shall recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

The Committee shall fulfill such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.

V. DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s website.

A.D.A.M., INC.

1600 RiverEdge Parkway, Suite 100

Atlanta, Georgia 30328

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Kevin S. Noland and Clay E. Scarborough or either of them, with power of substitution to each, the proxies of the undersigned to vote the common stock of the undersigned at the Annual Meeting of Shareholders of A.D.A.M., Inc. (the “Company”) to be held on May 22, 2007 at 9:00 a.m. at the Company’s offices located at 1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia 30328, and any adjournments or postponements thereof:

1.	To elect Dan S. Howe and Mark Kishel, M.D., each to serve as a member of the Company’s board of directors for a term of three years and until his successor is elected and qualified:

☐	FOR both nominees (except as indicated to the contrary below)

☐	WITHHOLD authority to vote for all nominees

Instruction:	To withhold authority to vote for one individual nominee, write the nominee’s name in the following space: .

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

Print Name(s):

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

Dated: , 2007